Exhibit 10.1

AMENDED AND RESTATED AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

AMENDED AND RESTATED AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of May 10, 2019 (this “Agreement”), by and among CONCRETE PUMPING HOLDINGS, INC. (f/k/a Concrete Pumping Holdings Acquisition Corp.) (“Holdings”), CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP. (“Intermediate Holdings”), BRUNDAGE-BONE CONCRETE PUMPING HOLDINGS INC. (“Borrower”), the Subsidiary Guarantors party hereto and identified as such on the signature pages hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Administrative Agent”), and each lender party hereto (collectively, the “Amendment No. 1 Incremental Lenders” and, individually, each an “Amendment No. 1 Incremental Lender”). This Agreement amends, restates and supersedes in all respects the Amendment No. 1 to Term Agreement dated as of March 26, 2019, among Holdings, Intermediate Holdings, Borrower, the Administrative Agent and the Amendment No. 1 Incremental Lenders (the “Original Amendment”) and such Original Amendment shall be of no further force or effect.

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Agreement, dated as of December 6, 2018 (the “Credit Agreement”), by and among, Holdings, Intermediate Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent and each Lender from time to time party thereto, and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower has advised the Administrative Agent that, on the Effective Date (as defined below), pursuant to that certain Interest Purchase Agreement, dated as of March 18, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, but without giving effect to any amendment, waiver or consent by Borrower that is materially adverse to the interests of the Amendment No. 1 Incremental Lenders in their respective capacities as such without the consent of the Amendment No. 1 Incremental Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the “ASC Acquisition Agreement”), by and among ASC Equipment, LP, a Texas limited partnership, Capital Pumping, LP, a Texas limited partnership, and MC Services, LLC, a Texas limited liability company (collectively, the “Companies” and each individually a “Company”), the Sellers (as defined therein) party thereto, Borrower and CPH Acquisition, LLC, as Buyers, and Holdings, Borrower (or one of its Affiliates) will acquire all of the Equity Interests (the “Acquired Business”) of each Company;

WHEREAS, the Borrower has requested to increase the principal amount of the Term Loans under the Credit Agreement in the aggregate principal amount of $60,000,000 (the “Amendment No. 1 Incremental Term Commitments”, and the Term Loans thereunder, the “Amendment No. 1 Incremental Term Loans”) as Incremental Commitments pursuant to this Agreement (which shall constitute an Incremental Facility Amendment) as provided for in Section 2.19 of the Credit Agreement (the “Amendment No. 1 Incremental Term Commitment Increase”), the proceeds of which shall be used, together with the proceeds of the issuance of Qualified Capital Stock on the Effective Date (the “2019 Equity Issuance”), to pay the consideration for the ASC Acquisition and to pay fees and expenses in connection therewith, the 2019 Equity Issuance, the Amendment No. 1 Incremental Term Loans and the transactions contemplated hereby and thereby; and

WHEREAS, in connection with the Amendment No. 1 Incremental Term Commitments and pursuant to Section 2.19 of the Credit Agreement, the Borrower wishes to make certain amendments and the other modifications to the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.     Incremental Facility Amendment; Repayment of Amendment No. 1 Incremental Term Loans.

This Agreement is an “Incremental Facility Amendment” referred to in Section 2.19 of the Credit Agreement. Subject solely to the satisfaction or waiver of the conditions set forth in Section 4 below, each Amendment No. 1 Incremental Lender severally agrees, effective as of the Effective Date, to extend an Amendment No. 1 Incremental Term Loan to the Borrower in the principal amount set forth opposite such Amendment No. 1 Incremental Lender’s name as set forth in Exhibit A hereto. From and after the Effective Date, (a) each Amendment No. 1 Incremental Lender shall be a “Term Lender” for all purposes under the Credit Agreement and the other Loan Documents, (b) the Amendment No. 1 Incremental Term Commitments of each Amendment No. 1 Incremental Lender shall be a “Term Commitment” for all purposes under the Credit Agreement and the other Loan Documents, and (c) the Amendment No. 1 Incremental Term Loans of each Amendment No. 1 Incremental Lender shall be a “Term Loan” (and have the same terms, including, without limitation, with respect to Applicable Rate, scheduled amortization, Guarantees of the Term Loan Obligations, Collateral, Maturity Date and rights to payment and prepayment, as the Initial Term Loans) for all purposes under the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Amendment No. 1 Incremental Term Loans shall: (a) constitute Obligations and have all of the benefits thereof; (b) except as expressly provided in this Agreement, have all of the terms, rights, remedies, privileges and protections available to Term Loans under the Credit Agreement and each of the other Loan Documents and (c) be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement or any other Loan Document.

2.      Credit Agreement Amendments.  Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)     Schedule 1.01(a) to the Credit Agreement is hereby amended by adding thereto the schedule attached to this Agreement as Exhibit A.

(b)    The following defined term shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement dated as of May 10, 2019.”

“Amendment No. 1 Effective Date” means the date on which all conditions precedent set forth in Section 4 of Amendment No. 1 are satisfied or waived in accordance with the terms thereof.

“Amendment No. 1 Incremental Term Commitment” means, as to each Amendment No. 1 Incremental Lender, its obligation to make an Amendment No. 1 Incremental Term Loan to the Borrower pursuant to Amendment No. 1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Exhibit A thereto or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable. The aggregate amount of the Amendment No. 1 Incremental Term Commitments is $60,000,000.

“Amendment No. 1 Incremental Lender” means each Lender providing an Amendment No. 1 Incremental Term Loan to the Borrower pursuant to Amendment No. 1.

“Amendment No. 1 Incremental Term Loans” means the Incremental Term Loans funded on the Amendment No. 1 Effective Date by each Amendment No. 1 Incremental Lender pursuant to its respective Amendment No. 1 Incremental Term Commitments.

(c)    The definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:

““Applicable Rate” means, for any day, with respect to an Initial Term Loan and an Amendment No. 1 Incremental Term Loan, a percentage per annum equal to 5.00% for ABR Loans and 6.00% for Eurodollar Rate Term Loans.”

(d)    The definition of “Repricing Transaction” is hereby amended and restated in its entirety as follows:

““Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution, repricing or replacement of all or a portion of the Initial Term Loans or the Amendment No. 1 Incremental Term Loans substantially concurrently with the incurrence or guarantee by any Loan Party of any secured term loans (including any Replacement Term Loans) having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans or the Amendment No. 1 Incremental Term Loans so prepaid, repaid, refinanced, substituted, repriced or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Initial Term Loans or the Amendment No. 1 Incremental Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term Loans or the Amendment No. 1 Incremental Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control or Transformative Acquisition constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.”

(e)    Section 2.07(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower hereby unconditionally promises to repay the aggregate outstanding principal amount of the Initial Term Loans and the Amendment No. 1 Incremental Term Loans to the Administrative Agent for the account of each Term Lender (A) commencing at the end of the first full Fiscal Quarter ended after the Closing Date, and payable on the last Business Day of such Fiscal Quarter and each Fiscal Quarter thereafter (prior to the Term Loan Maturity Date) (each such date being referred to as a “Loan Installment Date”), in a quarterly amount equal to $5,221,993.67, as such payments may be (x) reduced from time to time as a result of the application of prepayments in accordance with Section 2.08 or repurchases in accordance with Section 9.05(g) or (y) increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.19(a)) and (B) on the Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.”

(f)    Section 2.07(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Incremental Facility Agreement or Extension Amendment (other than with respect to the Amendment No. 1 Incremental Term Loan, which shall be repaid in accordance with Section 2.07(a)(i) above) (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.08 or repurchases in accordance with Section 9.05(g)).”

(g)   Section 2.08(a)(i) of the Credit Agreement is hereby amended by adding “and Amendment No. 1 Incremental Term Loans” after “Initial Term Loans”.

(h)   Section 2.08(b)(vii) of the Credit Agreement is hereby amended by adding “or Amendment No. 1 Incremental Term Loans” after “Initial Term Loans”.

(i)    Section 2.09(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“If, on or prior to the date that is one year from the Closing Date, a Repricing Transaction occurs, the Borrower will pay to the Administrative Agent for the ratable account of each Lender with outstanding Initial Term Loans or Amendment No. 1 Incremental Term Loans which are repaid or prepaid pursuant to such Repricing Transaction, a premium in an amount equal to 1.0% of the principal amount of the Initial Term Loans and/or Amendment No. 1 Incremental Term Loans prepaid or, in the case of any amendment, the principal amount of the Initial Term Loans or the Amendment No. 1 Incremental Term Loans outstanding prior to such amendment (including each Lender that withholds its consent to such Repricing Transaction and is replaced or repaid as a Non-Consenting Lender under Section 2.16(b)), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans and/or Amendment No. 1 Incremental Term Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans and Amendment No. 1 Incremental Term Loans outstanding on such date pursuant to such Repricing Transaction.”

(j)    Section 2.19(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by the Borrower and the lender or lenders providing such Incremental Facility; provided that, in the case of any Incremental Term Facility that is pari passu with the Initial Term Loans in right of payment and with respect to security, the Effective Yield applicable thereto may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans or the Amendment No. 1 Incremental Term Loans unless the Applicable Rate with respect to each of the Initial Term Loans and the Amendment No. 1 Incremental Term Loans, as applicable, is adjusted to be equal to the Effective Yield with respect to such Incremental Facility, minus, 0.50%,”

(k)   Section 5.11 of the Credit Agreement is hereby amended to add the following as the second sentence thereto:

“(b)     The Borrower shall use the proceeds of the Amendment No. 1 Incremental Term Loans on the Amendment No. 1 Effective Date to pay the consideration for the ASC Acquisition (as defined in the Amendment No. 1) and fees and expenses incurred in connection with the ASC Acquisition, the Amendment No. 1 Incremental Term Loans, and the 2019 Equity Issuance (as defined in the Amendment No. 1).”

(l)    Clause (v) of Section 6.01(q) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ (v) in the case of any such Indebtedness in the form of term loans (other than customary bridge loans) that are pari passu with the Initial Term Loans in right of payment and with respect to security, the Effective Yield applicable thereto will not be more than 0.50% per annum higher than the Effective Yield in respect of the Initial Term Loans or the Amendment No. 1 Incremental Term Loans unless the Effective Yield with respect to each of the Initial Term Loans and the Amendment No. 1 Incremental Term Loans, as applicable, is adjusted to be equal to the Effective Yield applicable to such Indebtedness, minus, 0.50% per annum; provided, however, that the aggregate outstanding principal amount of Non-Loan Party Indebtedness shall not, at any time, exceed the Non-Loan Party Cap.”

3.     Waiver.

The Administrative Agent hereby waives its right to receive any processing or recordation fees pursuant to Section 9.05(b)(ii)(C) of the Credit Agreement in connection with the primary syndication of the Amendment No. 1 Incremental Term Loans.

4.     Effectiveness.

This Agreement shall be binding on the parties hereto and effective (other than with respect to Section 2 of this Agreement, which shall be effective only as provided in the immediately following sentence) on the date the condition contained in Section 4(i) of this Agreement (and no others) has been satisfied (such date, the “Signing Date”). Section 2 of this Agreement shall be effective on the date each of the following conditions contained in this Section 4 (and no others) have been satisfied or waived (the “Effective Date”):

(i)	this Agreement shall have been executed and delivered by Holdings, Intermediate Holdings, the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Amendment No. 1 Incremental Lenders;

(ii)

the Administrative Agent shall have received (i) a customary closing certificate from a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in clauses (vi), (vii) and (viii) below and (ii) a certificate of each Loan Party dated as of the Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party approving or consenting to this Agreement and the Amendment No. 1 Incremental Term Commitments, (B) certifying that the certificate or articles of incorporation or formation, as the case may be, and by-laws or operating agreement, as the case may be, of such Loan Party either (x) has not been amended since the Closing Date or (y) is attached as an exhibit to such certificate, (C) certifying as to the incumbency and specimen signature of each officer executing this Agreement and any related documents on behalf of such Loan Party, and (D) certifying and attaching a certificate of good standing (to the extent such concept exists), dated as of a recent date prior to the Effective Date, from the applicable secretary of state (or other applicable office) of the state of organization of such Loan Party;

(iii)

the Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement in respect of the Borrower’s request to borrow the Amendment No. 1 Incremental Term Loans, executed by a Responsible Officer of the Borrower;

(iv)

prior to or substantially concurrently with the funding of the Amendment No. 1 Incremental Term Loans hereunder, the Borrower shall have paid any arrangement or other fees separately agreed in writing with any Amendment No. 1 Incremental Lender and any reasonable out of pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement or the Credit Agreement, including reasonable expenses required to be paid by the Borrower thereby for which invoices have been presented at least three Business Days prior to the Effective Date or such later date as the Borrower may agree (including the documented reasonable fees and expenses of legal counsel), which amounts may be offset against the proceeds of the Amendment No. 1 Incremental Term Loans;

(v)

the Administrative Agent shall have received, on behalf of itself and the Lenders, customary written opinions of Winston & Strawn LLP, as to matters of New York and Delaware law, and Holland & Hart LLP (or other counsel reasonably satisfactory to the Administrative Agent), as to matters of Colorado law, in their respective capacities as special counsel to the Loan Parties, consistent with the opinions delivered thereby on the Closing Date, dated the Effective Date and addressed to the Administrative Agent and the Amendment No. 1 Incremental Lenders;

(vi)

the (i) the representations made by or on behalf of the Sellers, their respective subsidiaries or their respective businesses with respect to the Acquired Business in the ASC Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or the Borrower’s applicable Affiliate shall have the right (giving effect to applicable cure periods) to terminate the Borrower’s (or such Affiliate’s) obligations under the ASC Acquisition Agreement or to decline to consummate the ASC Acquisition as a result of a breach of such representations in the ASC Acquisition Agreement, shall be true and correct and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Effective Date; provided that (A) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (1) the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the ASC Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the Effective Date (or any date prior thereto) and (2) such Specified Representation shall be true and correct in all respects;

(vii)

no Event of Default shall exist immediately after giving effect to the incurrence of the Amendment No. 1 Incremental Term Loans and the use of proceeds thereof, the consummation of the ASC Acquisition and the other transactions contemplated hereby;

(viii)	the ASC Acquisition shall satisfy the requirements of a Permitted Acquisition;

(ix)

substantially concurrently with the funding of the Amendment No. 1 Incremental Term Loans hereunder, the ASC Acquisition shall be consummated in all material respects in accordance with the terms of the ASC Acquisition Agreement;

(x)

the Administrative Agent shall have received a certificate from the chief financial officer (or other person with reasonably equivalent responsibilities) of the Borrower, substantially in the form of Exhibit L to the Credit Agreement, certifying that the Borrowers and their Subsidiaries, on a consolidated basis after giving effect to this Agreement, the incurrence of the Amendment No. 1 Incremental Term Loans and the use of proceeds thereof, the consummation of the ASC Acquisition and the other transactions contemplated hereby, are solvent;

(xi)

no later than three Business Days in advance of the Effective Date, the Administrative Agent shall have received all documentation and other information reasonably requested by it in writing at least ten Business Days in advance of the Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer”, Beneficial Ownership Regulations and anti-money laundering rules and regulations, including the USA PATRIOT Act. At least three Business Days prior to the Effective Date, the Borrower (if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) shall deliver a Beneficial Ownership Certification in relation to such Borrower;

(xii)

prior to, or substantially concurrently with, the funding of the Amendment No. 1 Incremental Term Loans, the 2019 Equity Issuance shall have been consummated, the proceeds of which shall be no less than $72,000,000; and

(xiii)

substantially concurrently with the funding of the Amendment No. 1 Incremental Term Loans hereunder and the use of proceeds thereof, (i) all Indebtedness for borrowed money of the Companies and their Subsidiaries shall have been repaid in full, and the Amendment No. 1 Initial Lenders shall have received customary payoff letters reasonably satisfactory to the Amendment No. 1 Initial Lenders reflecting repayment in full of all such Indebtedness and (ii) all Liens upon any property of the Companies or any of their Subsidiaries securing such Indebtedness shall have been terminated promptly upon receiving such payment.

5.     Representations and Warranties. Each Loan Party represents and warrants to the Amendment No. 1 Incremental Lenders on the Signing Date that:

(a)   each Loan Party is a Person duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization to the extent such concept exists in such jurisdiction, and has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement;

(b)   the execution, delivery and performance by each Loan Party of this Agreement and the consummation of the transactions contemplated hereby (I) have been duly authorized by all necessary corporate or other organizational action and (II) do not (A) contravene the terms of any of such Person’s Organizational Documents or (B) violate any Requirement of Law; except with respect to any violation referred to in clause (B), to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;

(c)   no consent or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with the execution, delivery or performance by any Loan Party of this Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings or other actions, the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect;

(d)   this Agreement has been duly executed and delivered by each Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(e)   all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects on and as of the Signing Date as though made on and as of such date; provided that, to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Signing Date or on such earlier date, as the case may be; and

(f)   no Default or Event of Default has occurred and is continuing.

6.     Expiration. Notwithstanding anything herein to the contrary, if the Effective Date shall not have occurred on or prior to June 5, 2019, this Agreement and the commitments contained herein shall automatically terminate in all respects (the “Expiration Date”).

7.     Reaffirmation of the Loan Parties. Each of the Loan Parties confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which each Loan Party is a party is, and the obligations of each Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each of the Loan Parties hereby confirms that the existing security interests granted by each Loan Party in favor of the Administrative Agent for the benefit of, among others, the Lenders pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

8.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 9.02 of the Credit Agreement.

9.     Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. This Agreement shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

10.   GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTIONS 9.03, 9.10 AND 9.11 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY HERETO.

11.   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

12.   Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 8 above).

[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

CONCRETE PUMPING HOLDINGS, INC., as Holdings

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO

CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP., as Intermediate Holdings

By:	/s/ Howard D. Morgan
Name: Howard D. Morgan
Title: Vice President and Secretary

BRUNDAGE-BONE CONCRETE PUMPING HOLDINGS INC., as the Borrower

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO, Secretary and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Agreement]

INDUSTREA ACQUISITION CORP., as a Guarantor

By:	/s/ Howard D. Morgan
Name: Howard D. Morgan
Title: Chief Executive Officer

CONCRETE PUMPING INTERMEDIATE HOLDINGS, LLC, as a Guarantor

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO, Secretary and Treasurer

CONCRETE PUMPING PROPERTY HOLDINGS, LLC, as a Guarantor

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO, Secretary and Treasurer

BRUNDAGE-BONE CONCRETE PUMPING, INC., as a Guarantor

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO, Secretary and Treasurer

ECO-PAN, INC., as a Guarantor

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: CFO, Secretary and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Term Loan Agreement]

STIFEL BANK & TRUST, as an Amendment No. 1 Incremental Lender

By:	/s/ John D. Haffenreffer
Name: John D. Haffenreffer
Title: President Stifel Bank & Trust

[Signature Page to Amendment No. 1 to Term Loan Agreement]

EXHIBIT A

Amendment No. 1 Incremental Term Commitments

Lender	Amendment No. 1 Term Commitment
Stifel Bank & Trust	$60,000,000.00
Total	$60,000,000.00